Exhibit 99.1

Oaktree Strategic Income Corporation Announces Second Fiscal Quarter 2019 Financial Results and Declares Distribution of $0.155 Per Share

LOS ANGELES, CA, May 8, 2019 - Oaktree Strategic Income Corporation (NASDAQ: OCSI) (“Oaktree Strategic Income” or the “Company”), a specialty finance company, today announced its unaudited financial results for the fiscal quarter ended March 31, 2019.

Financial Highlights for the Quarter Ended March 31, 2019

•	Total investment income of $12.5 million ($0.42 per share), up from $11.3 million ($0.38 per share) for the first fiscal quarter of 2019, primarily reflecting a larger average portfolio.

•	Net investment income of $5.2 million ($0.18 per share), up from $4.9 million ($0.17 per share) for the first fiscal quarter of 2019, primarily due to higher interest income.

•	Net asset value per share of $9.74, up from $9.43 for the first fiscal quarter of 2019, driven by unrealized appreciation in certain debt instruments.

•	Originated $64.4 million of new investment commitments and received $38.9 million of proceeds from prepayments, exits, other paydowns and sales.

•	A quarterly distribution was declared of $0.155 per share, payable on June 28, 2019 to stockholders of record on June 14, 2019.

Edgar Lee, Chief Executive Officer and Chief Investment Officer, said, “The second quarter was highlighted by NAV appreciation and strong sequential earnings growth. OCSI delivered $0.18 of net investment income per share, an increase of $0.02 over the same quarter a year ago, reflecting our efforts to prudently grow the portfolio. The rebound in the liquid credit markets led to a NAV increase of over 3 percent during the quarter, as credit quality remains excellent, and we continue to defensively position OCSI’s portfolio by taking a highly selective, late-cycle approach to investing.”

Distribution Declaration

The Board of Directors declared a quarterly distribution of $0.155 per share, payable on June 28, 2019 to stockholders of record on June 14, 2019.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Results of Operations

	For the three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
Operating results:
Interest income	$12,294,014	$11,203,567	$9,121,457
PIK interest income	6,004	7,745	782,055
Fee income	181,806	47,635	651,259

Total investment income	12,481,824	11,258,947	10,554,771
Net expenses	7,265,064	6,395,410	5,965,424

Net investment income	5,216,760	4,863,537	4,589,347
Net realized and unrealized gains (losses)	8,478,667	(18,064,228)	4,093,292

Net increase (decrease) in net assets resulting from operations	$13,695,427	$(13,200,691)	$8,682,639

Net investment income per common share	$0.18	$0.17	$0.16
Net realized and unrealized gains (losses) per common share	$0.28	$(0.62)	$0.13
Earnings (loss) per common share — basic and diluted	$0.46	$(0.45)	$0.29

	As of
	March 31, 2019	December 31, 2018	September 30, 2018
Select balance sheet and other data:
Investment portfolio at fair value	$592,147,418	$553,351,420	$556,841,828
Total debt outstanding	307,656,800	262,156,800	275,056,800
Net assets	287,105,458	277,977,380	295,745,420
Net asset value per share	9.74	9.43	10.04
Total leverage	1.07x	0.94x	0.93x

Total investment income for the quarter ended March 31, 2019 was $12.5 million, and included $12.3 million of cash interest income from portfolio investments and $0.2 million of fee income. Total investment income was higher as compared to the quarter ended December 31, 2018, primarily due to a larger average portfolio.

Net expenses for the quarter were $7.3 million, a $0.9 million increase from $6.4 million in the prior quarter. The increase was primarily due to a $0.6 million increase in Part I incentive fees (net of waivers) as a result of higher pre-incentive fee net investment income during the quarter and a $0.5 million increase in interest expense as a result of additional borrowings during the quarter, partially offset by a $0.2 million decrease in professional fees and administrator expense.

Net realized and unrealized gains on the investment portfolio for the quarter were $8.5 million, reflecting unrealized appreciation in certain debt investments.

Portfolio and Investment Activity

	As of
($ in thousands)	March 31, 2019	December 31, 2018	March 31, 2018
Investments at fair value	$592,147	$553,351	$542,673
Number of portfolio companies	81	79	65
Average portfolio company debt size	$7,400	$7,100	$8,500

Asset class:
Senior secured debt	90.5%	90.1%	89.0%
Unsecured debt	9.5%	9.9%	10.7%
Equity	—%	—%	0.3%

Non-accrual debt investments:
Non-accrual investments at fair value	$—	$50	$5,434
Non-accrual investments as a percentage of debt investments	—%	—%	1.0%
Number of investments on non-accrual	1	1	3

Interest rate type:
Percentage floating-rate	100.0%	100.0%	100.0%

Yields:
Weighted average yield on debt investments (1)	8.0%	7.8%	7.9%
Cash component of weighted average yield on debt investments	7.8%	7.7%	7.7%
Weighted average yield on total portfolio investments (2)	8.0%	7.8%	7.7%

Investment activity:
New investment commitments	$64,400	$93,100	$94,300
New funded investment activity (3)	$67,900	$87,000	$94,700
Proceeds from prepayments, exits, other paydowns and sales	$38,900	$73,100	$98,400
Net new investments (4)	$29,000	$13,900	$(3,700)
Number of new investment commitments in new portfolio companies	9	12	11
Number of new investment commitments in existing portfolio companies	5	7	—
Number of portfolio company exits	7	9	13

(1)

Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including the Company’s share of the return on debt investments in the OCSI Glick JV.

(2)

Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including the Company’s share of the return on debt investments in the OCSI Glick JV.

(3)	New funded investment activity is reflected net of drawdowns on existing revolver commitments.
(4)	Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

As of March 31, 2019, the fair value of the Company’s investment portfolio was $592.1 million and was comprised of investments in 81 companies, including the Company’s investments in OCSI Glick JV LLC (“OCSI Glick JV”).

At fair value, 90.5% of the Company’s portfolio as of March 31, 2019 consisted of senior secured floating-rate debt investments, including 85.4% of first liens and 5.1% of second liens, and 9.5% consisted of a subordinated note investment in the OCSI Glick JV.

As of March 31, 2019, there was one investment on which the Company had stopped accruing cash and/or PIK interest or original issue discount (“OID”) income that, in the aggregate, represented 0.13% of the debt portfolio at cost and 0.00% at fair value.

As of March 31, 2019, the OCSI Glick JV had $167.5 million in assets, including senior secured loans to 34 portfolio companies. The joint venture generated income of $1.5 million for Oaktree Strategic Income during the quarter ended March 31, 2019.

Liquidity and Capital Resources

As of March 31, 2019, the Company had $11.8 million of cash and cash equivalents (including restricted cash), total principal value of debt outstanding of $307.7 million, and $147.3 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 4.6% as of March 31, 2019.

As of March 31, 2019, the Company’s total leverage ratio was 1.07x debt-to-equity.

Conference Call Information

Oaktree Strategic Income will host a conference call to discuss its second fiscal quarter results at 12:30 p.m. Eastern Time / 9:30 a.m. Pacific Time on May 8, 2019. The conference call may be accessed by dialing (877) 507-4376 (U.S. callers) or +1 (412) 317-5239 (non-U.S. callers), participant password “Oaktree Strategic Income.” During the earnings conference call, Oaktree Strategic Income intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Strategic Income website, www.oaktreestrategicincome.com. Alternatively, a live webcast of the conference call can be accessed on Oaktree Strategic Income’s website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Strategic Income’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10130351, beginning approximately one hour after the broadcast.

About Oaktree Strategic Income Corporation

Oaktree Strategic Income Corporation (NASDAQ:OCSI) is a specialty finance company dedicated to providing customized capital solutions for middle-market companies in both the syndicated and private placement markets. The firm seeks to generate a stable source of current income while minimizing the risk of principal loss and, to a lesser extent, capital appreciation by providing innovative first-lien financing solutions to companies across a wide variety of industries. The Company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Strategic Income is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Strategic Income’s website at www.oaktreestrategicincome.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Strategic Income Corporation

Michael Mosticchio

(212) 284-1900

ocsi-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com

Oaktree Strategic Income Corporation

Consolidated Statements of Assets and Liabilities

	March 31, 2019 (unaudited)	December 31, 2018 (unaudited)	September 30, 2018
ASSETS
Investments at fair value:
Control investments (cost March 31, 2019: $73,237,461; cost December 31, 2018: $73,440,352; cost September 30, 2018: $73,501,970)	$56,017,403	$54,535,309	$58,512,170
Non-control/Non-affiliate investments (cost March 31, 2019: $546,005,001; cost December 31, 2018: $515,681,060; cost September 30, 2018: $499,423,794)	536,130,015	498,816,111	498,329,658

Total investments at fair value (cost March 31, 2019: $619,242,462; cost December 31, 2018: $589,121,412; cost September 30, 2018: $572,925,764)	592,147,418	553,351,420	556,841,828
Cash and cash equivalents	2,854,506	6,892,598	10,439,023
Restricted cash	8,972,775	8,081,210	5,992,764
Interest, dividends and fees receivable	2,935,766	3,074,356	3,139,334
Due from portfolio companies	52,091	50,826	167,946
Receivables from unsettled transactions	—	2,939,282	5,143,533
Deferred financing costs	2,199,665	2,329,897	2,469,675
Derivative asset at fair value	93,702	—	45,807
Other assets	930,541	1,009,609	891,960

Total assets	$610,186,464	$577,729,198	$585,131,870

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$650,869	$552,712	$649,781
Base management fee and incentive fee payable	1,368,446	1,139,267	1,915,682
Due to affiliate	1,047,888	2,855,707	1,700,952
Interest payable	2,961,560	2,549,429	1,130,735
Payables from unsettled transactions	9,395,443	30,419,142	8,932,500
Derivative liability at fair value	—	28,761	—
Director fees payable	—	50,000	—
Credit facilities payable	307,656,800	262,156,800	275,056,800

Total liabilities	323,081,006	299,751,818	289,386,450
Commitments and contingencies
Net assets:
Common stock, $0.01 par value, 150,000,000 shares authorized; 29,466,768 shares issued and outstanding as of March 31, 2019, December 31, 2018 and September 30, 2018	294,668	294,668	294,668
Additional paid-in-capital	370,751,389	370,751,389	370,751,389
Accumulated overdistributed earnings	(83,940,599)	(93,068,677)	(75,300,637)

Total net assets (equivalent to $9.74, $9.43 and 10.04 per common share as of March 31, 2019, December 31, 2018 and September 30, 2018, respectively)	287,105,458	277,977,380	295,745,420

Total liabilities and net assets	$610,186,464	$577,729,198	$585,131,870

Oaktree Strategic Income Corporation

Consolidated Statements of Operations

(unaudited)

	Three months ended March 31, 2019	Three months ended December 31, 2018	Three months ended March 31, 2018	Six months ended March 31, 2019	Six months ended March 31, 2018
Interest income:
Control investments	$1,472,785	$1,485,423	$768,550	$2,958,208	$1,967,247
Non-control/Non-affiliate investments	10,769,097	9,651,149	8,290,028	20,420,246	17,054,503
Interest on cash and cash equivalents	52,132	66,995	62,879	119,127	133,974

Total interest income	12,294,014	11,203,567	9,121,457	23,497,581	19,155,724

PIK interest income:
Control investments	—	—	774,562	—	1,069,713
Non-control/Non-affiliate investments	6,004	7,745	7,493	13,749	10,756

Total PIK interest income	6,004	7,745	782,055	13,749	1,080,469

Fee income:
Non-control/Non-affiliate investments	181,806	47,635	651,259	229,441	1,049,308

Total fee income	181,806	47,635	651,259	229,441	1,049,308

Total investment income	12,481,824	11,258,947	10,554,771	23,740,771	21,285,501

Expenses:
Base management fee	1,451,393	1,414,767	1,393,458	2,866,160	2,805,630
Part I incentive fee	1,096,144	854,378	480,384	1,950,522	740,106
Professional fees	375,601	458,612	745,110	834,213	1,765,293
Directors fees	105,278	105,000	130,000	210,278	260,000
Interest expense	3,771,530	3,222,954	2,898,165	6,994,484	5,662,642
Administrator expense	231,033	434,867	281,931	665,900	561,615
General and administrative expenses	283,338	332,226	276,568	615,564	711,778

Total expenses	7,314,317	6,822,804	6,205,616	14,137,121	12,507,064
Fees waived	(49,253)	(427,394)	(240,192)	(476,647)	(357,685)

Net expenses	7,265,064	6,395,410	5,965,424	13,660,474	12,149,379

Net investment income	5,216,760	4,863,537	4,589,347	10,080,297	9,136,122

Unrealized appreciation (depreciation):
Control investments	1,684,985	(3,915,243)	(59,931)	(2,230,258)	(781,106)
Affiliate investments	—	—	134,093	—	210,009
Non-control/Non-affiliate investments	6,989,963	(15,770,813)	3,045,873	(8,780,850)	5,433,031
Foreign currency forward contract	122,463	(74,568)	—	47,895	—

Net unrealized appreciation (depreciation)	8,797,411	(19,760,624)	3,120,035	(10,963,213)	4,861,934

Realized gains (losses):
Affiliate investments	—	—	—	—	28
Non-control/Non-affiliate investments	(77,774)	1,447,306	973,257	1,369,532	(3,409,477)
Foreign currency forward contract	(240,970)	249,090	—	8,120	—

Net realized gains (losses)	(318,744)	1,696,396	973,257	1,377,652	(3,409,449)

Net realized and unrealized gains (losses)	8,478,667	(18,064,228)	4,093,292	(9,585,561)	1,452,485

Net increase (decrease) in net assets resulting from operations	$13,695,427	$(13,200,691)	$8,682,639	$494,736	$10,588,607

Net investment income per common share — basic and diluted	$0.18	$0.17	$0.16	$0.34	$0.31
Earnings (loss) per common share — basic and diluted	$0.46	$(0.45)	$0.29	$0.02	$0.36
Weighted average common shares outstanding — basic and diluted	29,466,768	29,466,768	29,466,768	29,466,768	29,466,768